JPMorgan Funds - JPMorgan Trust II
Rule 10f-3 Transactions
For the period from July 1, 2015 to December 31, 2015

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Small Cap Growth Fund
Trade Date 7/16/2015
Issuer Ollie's Bargain Outlet Holdings, Inc. (OLLI) IPO
Cusip 68111610
Shares 55,900
Offering Price $16.00
Spread $1.08
Cost $894,400
Dealer Executing Trade Jefferies
% of Offering  purchased by firm 2.22%
Syndicate Members J.P. Morgan / Jefferies / BofA Merrill Lynch / Credit Suisse / Piper Jaffray / KeyBanc Capital Markets / RBC Capital Markets
Fund JPMorgan Small Cap Value Fund
Trade Date 7/16/2015
Issuer Ollie's Bargain Outlet Holdings, Inc. (OLLI) IPO
Cusip 68111610
Shares 22,100
Offering Price $16.00
Spread $1.08
Cost $353,600
Dealer Executing Trade Jefferies
% of Offering  purchased by firm 2.22%
Syndicate Members J.P. Morgan / Jefferies / BofA Merrill Lynch / Credit Suisse / Piper Jaffray / KeyBanc Capital Markets / RBC Capital Markets
Fund JPMorgan Small Cap Value Fund
Trade Date 7/22/2015
Issuer Blue Buffalo Pet Products, Inc. (BUFF) IPO
Cusip 09531U10
Shares 56,800
Offering Price $20.00
Spread $1.05
Cost $1,136,000
Dealer Executing Trade Citigroup
% of Offering  purchased by firm 0.70%
Syndicate Members J.P. Morgan / Citigroup / Barclays / Deutsche Bank Securities / Morgan Stanley / Wells Fargo Securities / LOYAL3 Securities